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              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                   (UNAUDITED)

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                                                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                        JUNE 30,                      JUNE 30,
                                                                                    1999        1998             1999        1998
                                                                                    ----        ----             ----        ----
Per share income (loss) before dividends and accretion on preferred stock

Income (loss) before dividends and accretion on preferred stock                    $    75    $   (282)         $  (936)   $ 2,817
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                 23,381      24,859           23,550     24,749
    Shares attributable to common stock equivalents outstanding                        304         634              360        707
                                                                                   -------    --------          -------    -------
                                                                                    23,685      25,493           23,910     25,456
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------

Per share income (loss) before dividends and accretion on preferred stock          $     -     $ (0.01)         $ (0.04)   $  0.11
                                                                                   -------     -------          -------    -------
                                                                                   -------    --------          -------    -------
Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:                       $    (1)    $   (97)          $   (2)   $  (191)
                                                                                   -------     -------           ------    -------
                                                                                   -------    --------          -------    -------
Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                 23,381      24,859           23,550     24,749
    Shares attributable to common stock equivalents outstanding                        304         634              360        707
                                                                                   -------    --------          -------    -------
                                                                                    23,685      25,493           23,910     25,456
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------
Per share dividends and accretion on mandatorily redeemable preferred              $     -    $      -          $     -    $ (0.01)
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------
Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                       $    74    $   (379)         $  (938)   $ 2,626
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------
Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                 23,381      24,859           23,550     24,749
    Shares attributable to common stock equivalents outstanding                        304         634              360        707
                                                                                   -------    --------          -------     -------
                                                                                    23,685      25,493           23,910     25,456
                                                                                   -------    --------          -------    -------
                                                                                   -------    --------          -------    -------
Net income (loss) per share applicable to common stock                             $     -    $  (0.01)         $ (0.04)   $  0.10
                                                                                   -------    --------          --------   -------
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